The Bear Stearns Companies Inc. 383 Madison Avenue New York, NY 10179 Tel (212) 272-2000 www.bearstearns.com

Contact:	Elizabeth Ventura	(212) 272-9251
	John Quinn	(212) 272-5934

BEAR STEARNS REPORTS RECORD QUARTERLY RESULTS

Highest Ever Net Revenues, Net Income and EPS

Net Revenues Rise 19% to $2.2 Billion

Net Income Increases 36% to $514 Million

Earnings Per Share Up 34% to $3.54

Record Net Revenues from Institutional Equities, Fixed Income and Wealth Management

NEW YORK, NY – March 16, 2006 – The Bear Stearns Companies Inc. (NYSE:BSC) today reported record earnings per share (diluted) of $3.54 for the first quarter ended February 28, 2006, up 34% from $2.64 per share for the first quarter of 2005. Net income for the first quarter of 2006 was a record $514 million, up 36% from $379 million for the first quarter of 2005. Net revenues were a record $2.2 billion for the 2006 first quarter, up 19% from $1.8 billion in the 2005 first quarter. The annualized return on common stockholders’ equity was 20.1% for the first quarter of 2006 and 17.1% for the trailing 12-month period ended February 28, 2006.

“I am extremely pleased to report our second consecutive quarter of record net revenues, record net income and record earnings per share,” said James E. Cayne, chairman and chief executive officer of The Bear Stearns Companies Inc. “These results were driven by strong contributions from all of our businesses, and in particular we saw record revenues in the Institutional Equities, Fixed Income and Wealth Management areas. We are proud of this quarter’s outstanding results and look forward to the rest of 2006.”

A brief discussion of the firm’s business segments follows:

CAPITAL MARKETS

Capital Markets net revenues for the first quarter of 2006 were a record $1.7 billion, up 20% from the first quarter ended February 28, 2005.

•

Institutional Equities net revenues were a record $488 million, up 56% from $313 million for the first quarter of 2005. Equity derivatives delivered a second consecutive record quarter on the strength of increased customer activity levels and market-share gains. International sales and trading revenues increased in the first quarter of 2006 compared with the year-ago quarter, and risk arbitrage net revenues rose reflecting improved market conditions and increased customer activity.

•

Fixed Income net revenues were a record $889 million, up 3% from $866 million in the year-ago quarter. The credit businesses were extremely strong, led by the credit derivatives and leveraged finance areas. Mortgage-related revenues increased from the prior year period, as origination volume remained high and customer demand increased. During the quarter, we ranked as the number one underwriter of U.S. Mortgage-backed securities.

•

Investment Banking net revenues were $297 million in the first quarter of 2006, up 36% from $217 million in the comparable prior-year period. Significantly higher U.S.-completed M&A volumes led to higher advisory, merger and acquisition-related revenues. Merchant banking related revenues also increased compared with the year-ago-period reflecting higher performance fees on merchant banking fund investments and increased principal gains.

GLOBAL CLEARING SERVICES

First quarter 2006 Global Clearing Services net revenues were $264 million down 2% from $270 million in the first quarter of 2005. Net interest revenues were unchanged from the prior-year quarter as increased net interest spreads served to offset lower customer balances. Commission revenues declined reflecting marginally lower transaction volumes and rates. Average customer margin debt balances for the quarter ended February 28, 2006 were $64.5 billion, up from $64.0 billion in the prior year quarter. Average customer short balances decreased to $78.2 billion from $88.5 billion for the first quarter of 2005. Average free credit balances were $29.9 billion in the current quarter, down from $31.1 billion in the first quarter last year.

WEALTH MANAGEMENT

Wealth Management net revenues for the first quarter of 2006 were a record $223 million, an increase of 32% from $169 million in the first quarter of 2005. Net revenue growth was largely due to increases in performance and management fees.

•

Private Client Services net revenues were $129 million in the first quarter of 2006, an increase of 13% from $114 million in the 2005 first quarter. The increase was mainly attributable to the continued growth of fee-based activities and assets.

•

Asset Management net revenues grew 71% to a record $94 million for the first quarter of 2006 from $55 million in the prior year’s quarter. The increase is due to higher performance and management fees. Assets under management rose 14% to $45.4 billion as of February 28, 2006, compared with $40.0 billion as of February 28, 2005.

EXPENSES

•	Compensation as a percentage of net revenues was 47.9% in the first quarter of 2006 as compared with 49.3% for the quarter ended February 28, 2005.
•

Non-compensation expenses were $386 million for the quarter ended February 28, 2006, an increase of 9% from $353 million in the 2005 first quarter. The increase is primarily due to higher professional fees, occupancy, communications and technology and legal costs.

The pre-tax profit margin rose to a record 34.4% in the first quarter of 2006 as compared with 31.5% in the quarter ended February 28, 2005.

As of February 28, 2006, total capital, including stockholders’ equity and long-term borrowings, was approximately $57.6 billion. Book value as of February 28, 2006 was $75.46 per share, based on 145.2 million shares outstanding.

Quarterly Common Stock Cash Dividend Declared

The Board of Directors of The Bear Stearns Companies Inc. declared a regular quarterly cash dividend of 28 cents per share on the outstanding shares of common stock payable April 28, 2006 to stockholders of record on April 18, 2006.

Quarterly Preferred Stock Cash Dividends Declared

The Board of Directors of The Bear Stearns Companies Inc. declared the following regular quarterly dividends: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share); all payable April 15, 2006 to stockholders of record on March 31, 2006.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE:BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $57.6 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance, mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 12,000 employees worldwide. For additional information about Bear Stearns, please visit the firm’s website at http://www.bearstearns.com

***

Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the company’s 2005 Annual Report on Form 10-K which has been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held on Thursday, March 16, 2006, at 10 a.m., EST. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our website at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our website or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers) at approximately 1 p.m. EST. The pass code for the replay is 6248052. The replay will be available until midnight on Friday, March 31, 2006. If you have any questions on how to obtain access to the conference call, please contact Joanne Jarema by telephone at 1-212-272-4417 or via e-mail at jjarema@bear.com.

THE BEAR STEARNS COMPANIES INC. SEGMENT DATA
(UNAUDITED)

	Three Months Ended			% Change From
	February 28,	February 28,	November 30,	February 28,	November 30,
	2006	2005	2005	2005	2005
	(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$488,494	$312,940	$372,590	56.1%	31.1%
Fixed Income	888,738	865,507	838,571	2.7%	6.0%
Investment Banking	296,594	217,394	231,195	36.4%	28.3%
Total Capital Markets	1,673,826	1,395,841	1,442,356	19.9%	16.0%

Global Clearing Services	263,992	270,392	263,391	(2.4%)	0.2%

Wealth Management
Private Client Services(1)	128,794	113,875	116,772	13.1%	10.3%
Asset Management	94,475	55,315	67,494	70.8%	40.0%
Total Wealth Management	223,269	169,190	184,266	32.0%	21.2%

Other(2)	24,116	2,237	(2,711)	nm	nm

Total net revenues	$2,185,203	$1,837,660	$1,887,302	18.9%	15.8%

PRE-TAX INCOME

Capital Markets	$634,751	$481,683	$539,950	31.8%	17.6%
Global Clearing Services	129,572	137,774	117,899	(6.0%)	9.9%
Wealth Management	32,173	14,979	13,738	114.8%	134.2%
Other(2)	(44,143)	(56,108)	(85,450)	21.3%	48.3%

Total pre-tax income	$752,353	$578,328	$586,137	30.1%	28.4%

(1) Private Client Services Detail:
Gross Revenues, before transfer to
Capital Markets Segment	$153,078	$133,295	$141,201
Revenue transferred to
Capital Markets Segment	(24,284)	(19,420)	(24,429)
Private Client Services net revenues	$128,794	$113,875	$116,772

(2) Includes consolidation and elimination entries, unallocated revenues (predominantly interest) and certain corporate administrative functions, including certain legal costs and costs related to the Capital Accumulation Plan for Senior Managing Directors ("CAP Plan").

nm - not meaningful

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			% Change From
	February 28,	February 28,	November 30,	February 28,	November 30,
	2006	2005	2005	2005	2005
		(In thousands, except share and per share data)

REVENUES
Commissions	$286,071	$297,377	$298,670	(3.8%)	(4.2%)
Principal transactions	1,150,432	978,633	994,063	17.6%	15.7%
Investment banking	337,853	233,710	237,180	44.6%	42.4%
Interest and dividends	1,723,989	1,021,619	1,549,526	68.8%	11.3%
Asset management and other income	140,073	91,030	101,665	53.9%	37.8%
Total revenues	3,638,418	2,622,369	3,181,104	38.7%	14.4%
Interest expense	1,453,215	784,709	1,293,802	85.2%	12.3%
Revenues, net of interest expense	2,185,203	1,837,660	1,887,302	18.9%	15.8%

NON-INTEREST EXPENSES
Employee compensation and benefits	1,046,850	906,775	872,548	15.4%	20.0%
Floor brokerage, exchange and clearance fees	51,243	57,318	51,944	(10.6%)	(1.3%)
Communications and technology	104,034	98,939	104,723	5.1%	(0.7%)
Occupancy	44,627	39,594	44,121	12.7%	1.1%
Advertising and market development	34,673	28,572	30,745	21.4%	12.8%
Professional fees	53,873	46,719	61,183	15.3%	(11.9%)
Other expenses	97,550	81,415	135,901	19.8%	(28.2%)
Total non-interest expenses	1,432,850	1,259,332	1,301,165	13.8%	10.1%

Income before provision for income taxes	752,353	578,328	586,137	30.1%	28.4%
Provision for income taxes	238,197	199,523	179,180	19.4%	32.9%
Net income	$514,156	$378,805	$406,957	35.7%	26.3%

Net income applicable to common shares	$508,742	$372,327	$401,505	36.6%	26.7%

Adjusted net income used for diluted earnings per share (1)	$529,332	$394,032	$421,496	34.3%	25.6%

Basic earnings per share	$3.92	$2.94	$3.21	33.3%	22.1%
Diluted earnings per share	$3.54	$2.64	$2.90	34.1%	22.1%

Weighted average common shares outstanding:
Basic	132,738,565	131,261,212	128,999,257
Diluted	149,417,369	149,193,402	145,534,789

Cash dividends declared per common share	$0.28	$0.25	$0.25

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
SELECTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended
	February 28,	November 30,	August 31,	May 31,	February 28,
	2006	2005	2005	2005	2005
	(In thousands, except common share data and other data)
Results
Revenues, net of interest expense	$2,185,203	$1,887,302	$1,812,280	$1,873,552	$1,837,660
Net income	$514,156	$406,957	$378,305	$298,110	$378,805
Net income applicable to common shares	$508,742	$401,505	$372,357	$291,667	$372,327
Adjusted net income used for diluted earnings per share (1)	$529,332	$421,496	$394,919	$309,660	$394,032

Financial Position
Stockholders' equity, at period end	$11,165,592	$10,791,432	$9,881,046	$9,641,514	$9,518,898
Total capital, at period end	$57,589,034	$54,281,048	$52,070,689	$49,330,143	$48,491,012

Common Share Data
Basic earnings per share	$3.92	$3.21	$2.96	$2.32	$2.94
Diluted earnings per share	$3.54	$2.90	$2.69	$2.09	$2.64
Book value per common share, at period end	$75.46	$71.08	$67.18	$64.67	$62.88
Weighted average common shares outstanding:
Basic	132,738,565	128,999,257	130,194,452	130,663,337	131,261,212
Diluted	149,417,369	145,534,789	147,051,538	148,037,979	149,193,402
Common shares outstanding, at period end (2)	145,163,510	146,431,767	146,341,980	145,928,440	146,012,775

Financial Ratios
Return on average common equity (annualized)	20.1%	17.7%	16.9%	13.5%	17.8%
Adjusted pre-tax profit margin (3)	36.1%	32.9%	34.2%	26.4%	33.5%
Pre-tax profit margin (4)	34.4%	31.1%	32.0%	24.7%	31.5%
After-tax profit margin (5)	23.5%	21.6%	20.9%	15.9%	20.6%
Compensation & benefits / Revenues, net of interest expense	47.9%	46.2%	47.0%	49.3%	49.3%

Other Data (in billions, except employees)
Margin debt balances, at period end	$64.5	$66.6	$65.9	$59.8	$67.3
Margin debt balances, average for period	$64.5	$67.4	$63.4	$64.7	$64.0
Customer short balances, at period end	$78.1	$79.9	$80.6	$82.5	$93.9
Customer short balances, average for period	$78.2	$81.2	$81.3	$86.8	$88.5
Securities borrowed, at period end	$52.4	$49.9	$50.0	$56.6	$64.6
Securities borrowed, average for period	$52.9	$52.8	$56.1	$61.9	$66.6
Free credit balances, at period end	$30.6	$31.0	$29.6	$31.6	$30.2
Free credit balances, average for period	$29.9	$28.4	$28.6	$30.6	$31.1
Assets under management, at period end	$45.4	$41.9	$40.3	$39.9	$40.0
Employees, at period end	12,061	11,843	11,498	11,141	11,019

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

(2) Represents shares used to calculate book value per common share.  Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(3) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(4) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(5) Represents the ratio of net income to revenues, net of interest expense.
Note: Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.